UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K12G3

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2023

CAPSTONE GREEN ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15957	20-1514270
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed, on September 28, 2023 (the “Petition Date”), Capstone Green Energy Corporation (“Old Capstone”) and its wholly-owned subsidiaries, Capstone Turbine International, Inc. (“Capstone Turbine International”) and Capstone Turbine Financial Services, LLC (“Capstone Financial Services” and, together with Capstone Turbine International and Old Capstone, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The Chapter 11 Cases were jointly administered only for procedural purposes under the caption In re Capstone Green Energy Corporation, Case No. 23-11634 (LSS) (Bankr. D. Del.).

On the Petition Date, the Debtors (i) entered into a Transaction Support Agreement (the “TSA”) with Goldman Sachs Specialty Lending Group, L.P., in its capacity as collateral agent (the “Collateral Agent”) under that certain Amended and Restated Note Purchase Agreement, dated as of October 1, 2020 (as amended, the “Note Purchase Agreement”), and Broad Street Credit Holdings LLC, an affiliate of the Collateral Agent, in its capacity as purchaser (“Purchaser” and, together with the Collateral Agent, the “Pre-Petition Secured Parties”) under the Note Purchase Agreement and (ii) filed with the Bankruptcy Court a joint prepackaged chapter 11 plan of reorganization (as amended, restated, supplemented or otherwise modified from time to time, the “Plan”).  Capitalized terms used but not otherwise defined in this Current Report on Form 8-K, shall have the respective meanings given to them in the Plan or the TSA, as applicable.

On October 24, 2023, in accordance with the TSA and the Plan, the Debtors filed a supplement to the Plan (the “Plan Supplement”) with the Bankruptcy Court.  On November 9, 2023, the Debtors filed certain additional exhibits to the Plan Supplement.

On November 14, 2023, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan, including the Plan Supplement and all exhibits and schedules thereto, and all other documents filed in connection with the Plan.

On December 7, 2023 (the “Effective Date”), the Plan, including the Plan Supplement and all exhibits and schedules thereto, became effective in accordance with its terms and the Debtors emerged from the Chapter 11 Cases without any need for further action or order of the Bankruptcy Court.

In connection with the Plan, on December 7, 2023, Old Capstone completed the series of transactions described below pursuant to which, among other things, Capstone Turbine International was re-named Capstone Green Energy Holdings, Inc. and became the successor to Old Capstone.

Pursuant to the TSA and the Plan, the Debtors effectuated certain transactions (collectively, the “Restructuring”), pursuant to which, among other things, Old Capstone was re-named “Capstone Distributor Support Services Corporation” and become a private company (“Reorganized PrivateCo”) that continues to own assets consisting of (i) all of Old Capstone’s right, title, and interest in and to certain trademarks of Old Capstone and (ii) assets owned by Old Capstone relating to distributor support services ((i) and (ii) together, the “Retained Assets”), and Capstone Turbine International was re-named Capstone Green Energy Holdings, Inc. (“New Capstone”) and is a successor to Old Capstone for purposes of U.S. Securities and Exchange Commission (the “Commission”) reporting following emergence.  New Capstone also expects that certain income tax attributes will remain with Reorganized PrivateCo.  The TSA and the Plan also provided that (a) all liabilities and assets other than those directly related to the Retained Assets and otherwise described in the Plan were transferred to a newly formed subsidiary of Old Capstone, which has been named Capstone Green Energy LLC (“New Subsidiary”) and is now the primary operating entity, (b) Old Capstone contributed Common Units (as defined in the Amended and Restated Limited Liability Company Agreement of New Subsidiary (the “New Subsidiary LLC Agreement”)) of New Subsidiary with an aggregate value representing 62.5% equity ownership in New Subsidiary to New Capstone, while Old Capstone retained Preferred Units (as defined in the New Subsidiary LLC Agreement) of New Subsidiary with an aggregate value representing non-dilutable 37.5% equity ownership in New Subsidiary on an as-converted basis, (c) Old Capstone’s stockholders received their pro rata share of one hundred percent (100%) of the equity in New Capstone, subject to dilution from any stock issued as equity incentive compensation pursuant to equity incentive plans, and (d) all other existing equity interests of Old Capstone, including warrants, options, restricted stock units and preferred stock units, were cancelled.

The Preferred Units rank senior in certain respects to the Common Units and subordinate to New Subsidiary’s existing and future indebtedness, and the Preferred Units are entitled to vote with the Common Units on an as-converted basis.  The holders of the Preferred Units also (i) have certain distribution rights, preemptive rights, registration rights, redemption rights, conversion rights (equal to 37.5% of the Common Units deemed outstanding, on a non-dilutable basis) and a liquidation preference and (ii) subject New Subsidiary to certain affirmative and negative covenants.

A diagram of the above described transactions is set forth below:

Pre-Restructuring Corporate Structure
Public Shareholders
Goldman Lenders
100%
$50MM Prepetition Secured Claims and DIP Claims
Capstone Green Energy Corp (Nasdaq: CGRN)
100%
100%
Capstone Turbine Financial Services, LLC
Capstone Turbine International, Inc.

Post-Restructuring Corporate Structure
Public Shareholders
Goldman Lenders
100%
100%
Capstone Green Energy Holdings, Inc. (Successor Public Company)
Capstone Distributor Support Services Corporation (Will own Retained Assets)
100% common equity (Representing 62.5% equity ownership)
100.00% convertible preferred equity (representing 37.5% equity ownership)
Capstone Green Energy LLC (all assets other than Retained Assets)
100%
Capstone Turbine Financial Services, LLC (owns no assets other than JV ownership)

This Current Report on Form 8-K is being filed by New Capstone as the initial report of New Capstone to the Commission and as notice that New Capstone is the successor issuer to Old Capstone under Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  As a result, shares of New Capstone’s common stock, par value $0.001 per share (the “Common Stock”), are deemed to be registered under Section 12(g) of the Exchange Act.  New Capstone is thereby deemed subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder, and in accordance therewith will file reports and other information with the Commission.  New Capstone will file periodic reports relating to the financial statements of Old Capstone including, without limitation, (i) restated financial statements for the fiscal years ended March 31, 2022, and March 31, 2021, and, as applicable, fiscal quarters within such fiscal years and within the fiscal year ended March 31, 2023, and (ii) financial statements for the fiscal year ended March 31, 2023, and the first two fiscal quarters of the fiscal year ended March 31, 2024.The first periodic report to be filed by New Capstone with the Commission containing financial statements of New Capstone for any period following the Effective Date will be New Capstone’s Quarterly Report on Form 10-Q for the period ending December 31, 2023.

Item 1.01	Entry into a Material Definitive Agreement

Exit Facility Agreement

In connection with the emergence form the Chapter 11 Cases, on the Effective Date, New Subsidiary entered into an Exit Note Purchase Agreement (the “Exit Note Purchase Agreement”), by and among New Subsidiary, as the issuer, New Capstone and Capstone Financial Services, as the guarantors (the “Guarantors”), Purchaser and the Collateral Agent.  The Exit Note Purchase Agreement provides for:

(i)a roll up of the $12.6 million DIP New Money Notes (plus any accrued unpaid interest);

(ii)a roll up of $8.0 million of DIP Roll Up Notes (plus any accrued unpaid interest) (collectively with the roll up of the $12.6 million DIP New Money Notes, the “Exit Roll Up Notes”); and

(iii) an additional $7.0 million new money committed delayed draw term loan facility (the “Exit New Money Notes” and, together with the Exit Roll Up Notes, the “Notes”), of which $3.0 million was drawn at closing.

The Exit Note Purchase Agreement also provides for a $10.0 million uncommitted incremental facility.  The proceeds of the $7.0 million of Exit New Money Notes will be used to fund restructuring expenses and for working capital, for general corporate purposes and to pay interest, premiums, fees and expenses payable under the other Note Documents (as defined in the Exit Note Purchase Agreement).  The Notes bear interest at a rate equal to the Adjusted Term SOFR (as defined in the Exit Note Purchase Agreement) plus 7.00% per annum.  The Exit Roll Up Notes mature on December 7, 2026, and the Exit New Money Notes mature on December 7, 2025.

The Notes issued pursuant to the Exit Note Purchase Agreement are secured by a lien on substantially all of the present and future property and assets of New Subsidiary and each Guarantor, subject to customary exceptions and exclusions.  The Exit Note Purchase Agreement also includes conditions precedent, representations and warranties, affirmative and negative covenants, events of default, and other customary provisions, including financial covenants with respect to minimum consolidated liquidity and minimum consolidated adjusted EBITDA.

The minimum liquidity covenant will be tested at all times from and after June 30, 2024, and will require New Capstone and its subsidiaries to maintain a minimum average Consolidated Liquidity (as defined in the Exit Note Purchase Agreement) during any seven consecutive day period of no less than:

(i)from June 30, 2024 to March 30, 2025, $2,000,000;

(ii)from March 31, 2025 to June 29, 2025, $2,500,000;

(iii)from June 30, 2025 to September 29, 2025, $3,000,000;

(iv)from September 30, 2025 to March 30, 2026, $3,500,000; and

(v)from March 31 2026 to December 7, 2026, $4,000,000.

The minimum consolidated adjusted EBITDA covenant will be tested on the last day of each fiscal quarter, commencing with March 31, 2024, and will require New Capstone and its subsidiaries to maintain a minimum Consolidated Adjusted EBITDA (as defined in the Exit Note Purchase Agreement) as at the end of any fiscal quarter (i) from January 1, 2024 until September 30, 2024, for the period of the fiscal quarters then ended in such calendar year and (ii) from October 1, 2024, for the four fiscal quarter period then ended, of no less than the correlative amount indicated below (with corresponding calendar quarters also included as reference):

Fiscal Quarter Ending	Consolidated Adjusted EBITDA
March 31, 2024	$1,000,000
June 30, 2024	$1,500,000

Fiscal Quarter Ending	Consolidated Adjusted EBITDA
September 30, 2024	$2,500,000
December 31, 2024	$4,000,000
March 31, 2025	$5,000,000
June 30, 2025	$5,500,000
September 30, 2025	$6,000,000
December 31, 2025	$6,500,000
March 31, 2026	$8,000,000
June 30, 2026	$8,000,000
September 30, 2026	$8,000,000

New Subsidiary LLC Agreement

In connection with the emergence from the Chapter 11 Cases, on the Effective Date, New Subsidiary, Reorganized PrivateCo and New Capstone entered into the New Subsidiary LLC Agreement.  Pursuant to the New Subsidiary LLC Agreement, New Capstone owns Common Units with an aggregate value representing 62.5% equity ownership in New Subsidiary and Reorganized PrivateCo owns Preferred Units with an aggregate value representing non-dilutable 37.5% equity ownership in New Subsidiary on an as-converted basis.  The Preferred Units rank senior in certain respects to the Common Units and subordinate to New Subsidiary’s existing and future indebtedness, and the Preferred Units will be entitled to vote with the Common Units on an as-converted basis.  Additionally, pursuant to the New Subsidiary LLC Agreement, New Subsidiary may not undertake certain actions without the prior written approval of Reorganized PrivateCo.  Subject to certain exceptions, New Subsidiary may not, among other things: (1) alter or change the rights, preferences or privileges of the Preferred Units or amend any of New Subsidiary’s governing documents; (2) make any change in corporate form, including conversion to a corporation; (3) increase the authorized number of Preferred Units; (4) issue any Common Units or equivalents to any person or group of persons (other than New Capstone), or approve the sale by New Capstone of Common Units or equivalents to any person or group of persons, such that after the issuance or sale, as applicable, such person or group of persons would own an aggregate number of Common Units in excess of 25% of the actually outstanding Common Units on the date of the New Subsidiary LLC Agreement; (5) create any new class of units with preference over, or parity with, the Preferred Units; (6) authorize, issue or reclassify any securities issued by New Subsidiary, its subsidiaries and controlled affiliates (the “Restricted Entities”), other than issuances of Common Units to New Capstone; (7) sell, issue, sponsor, create or distribute any digital tokens, cryptocurrency or other blockchain-based assets; (8) incur new third party indebtedness exceeding $5.0 million, other than (A) debt contemplated by the TSA, (B) lease or other obligations relating to the rental of equipment to customers or otherwise for energy-as-a-service (EaaS) business activity and (C) debt permitted under the DIP NPA (as defined below); (9) declare or pay distributions other than (A) for tax purposes and (B) distributions from New Subsidiary’s subsidiaries or controlled affiliate to New Subsidiary or its wholly owned subsidiaries; (10) effectuate any liquidation event; (11) acquire any business, ownership of any equity securities in any person other than a wholly owned subsidiary, or enter into a joint venture arrangement; (12) conduct any public offering or direct listing on a national securities exchange; (13) enter into any merger or other transaction resulting in New Subsidiary’s equity interests being listed or quoted for trading on an exchange or otherwise subject to registration; (14) commence, settle, defend or make any material decisions with respect to any material settlement or litigation; (15) make any material change to the nature of New Subsidiary’s Existing Business (as defined in the New Subsidiary LLC Agreement); or (16) enter into any affiliated party transaction except for (A) payments to holders of Common Units (including New Capstone) in accordance with the terms of the New Capstone Services Agreement (described below) and (B) compensation arrangements.

Pursuant to the New Subsidiary LLC Agreement, New Capstone, its subsidiaries and controlled affiliates (other than the Restricted Entities) (the “Unrestricted Entities”) may not, without the consent of the holders of a majority of the Preferred Units held by the Preferred Members (the “Preferred Requisite Members” which, on the effective date of the New Subsidiary LLC Agreement is solely Reorganized PrivateCo), engage in any business opportunities, make any investments or enter into any transactions, including any of the foregoing which are or would reasonably be expected to be within the scope of, or would reasonably be deemed to be beneficial to, the Existing Business of New Subsidiary; provided that such consent shall not be unreasonably withheld, conditioned or delayed, including in circumstances in which any Unrestricted Entity proposes to engage in any such business opportunities, make any such investments or enter into any such transactions and (i) where the business opportunity, investment or transaction (the “New Opportunity”) would constitute a change in the Existing Business if the Restricted Entities were to engage in such New Opportunity, make such investments or enter into such transactions and the Preferred Requisite Members do not consent to such change following New Subsidiary’s request reasonably in advance of such New Opportunity for the Preferred Requisite Members to be able to reasonably consider such request, or (ii) the New Opportunity is not within the scope of the Existing Business and either (A) the New Opportunity is first presented to New Subsidiary, New Subsidiary proposes such New Opportunity to the Preferred Requisite Members reasonably in advance of such New Opportunity for the Preferred Requisite Members to be able to reasonably consider such proposal, and the Preferred Members (as defined in the New Subsidiary LLC Agreement) do not agree to fund their proportionate share of the cost thereof, or (B) the New Opportunity is funded entirely with the proceeds of financing transactions by, or through the issuance of securities of, any Unrestricted Entity.

Pursuant to the New Subsidiary LLC Agreement, at any time during the six-month period following the sixth anniversary of the effective date of the New Subsidiary LLC Agreement, the Preferred Requisite Members may elect to have all, but not less than all, of the then outstanding Preferred Units redeemed (a “Redemption Request”).  In such event, New Subsidiary will redeem all, but not less than all, of the Preferred Units, except New Subsidiary may not make such payment if (a) such payment is prohibited by Section 18-607 of the Delaware Limited Liability Company Act, Title 6, Chapter 18, §§ 18-101, et seq. or (b) New Subsidiary is, or by such payment would be, insolvent (together, the “Redemption Exceptions”).  The aggregate price for Preferred Units will be an amount equal to the greater of (i) the $10,449,863, plus declared but unpaid distributions, or (ii) the fair market value of the Preferred Units on an as-converted to Common Units basis at the time of such redemption (the “Redemption Price”).  If a Redemption Exception prevents New Subsidiary from redeeming all Preferred Units, New Subsidiary will redeem the maximum possible number of Preferred Units from the Preferred Members without triggering any Redemption Exceptions.  At any time thereafter when the Redemption Exceptions do not prevent New Subsidiary from redeeming Preferred Units that remain issued and outstanding, New Subsidiary will immediately use its funds to redeem the balance of the Preferred Units that New Subsidiary became obligated to redeem (but which it has not yet redeemed) at the then applicable Redemption Price.  New Subsidiary may raise new capital to fund the Redemption Price.

Pursuant to the New Subsidiary LLC Agreement, each Preferred Member has the right to all or any portion of such Preferred Member’s pro rata portion, at such Preferred Member’s sole discretion, of new securities that any Restricted Entity may from time to time propose to issue or sell to any party, subject to the terms and certain exceptions set forth in the New Subsidiary LLC Agreement.  Members may not transfer their Units (as defined in the New Subsidiary LLC Agreement), provided that all, but not less than all, Preferred Units held by the Preferred Members may be transferred only if: (i) transferred to the same transferee (or its Affiliates) as part of the same transaction or series of related transactions, in which case (A) the Preferred Members must cause the recipient(s) of such Preferred Units to comply with the terms of the New Subsidiary LLC Agreement, and (B) if such recipient(s) are competitors of New Capstone only if first converted into Common Units; or (ii) transferred to more than one unaffiliated transferees as part of the same transaction or series of related transactions, in which case (A) the Preferred Members will cause the recipients of such Preferred Units to comply with the terms of the New Subsidiary LLC Agreement, (B) if such recipients are competitors of New Capstone only if first converted into Common Units, and (C) one transferee must continue to hold a sufficient number of Preferred Units so that such transferee qualifies as the Preferred Requisite Member.  Each Preferred Member has a right of first refusal if any Common Member (the “Offering Member”) receives a bona fide offer that the Offering Member desires to accept to transfer all or any portion of such Offering Member’s Units (the “Offered Units”).  Each time the Offering Member receives an offer for a transfer of all or any portion of such Offering Member’s Units, the Offering Member is required to first make an offering of the Offered Units to the Preferred Members, in accordance with the terms set forth in the New Subsidiary LLC Agreement and subject certain exceptions set forth therein, prior to transferring such Offered Units.  Additionally, subject to certain exceptions set forth in the New Subsidiary LLC Agreement, New Capstone has a right of first offer if the Preferred Members wish to transfer Preferred Units to a third party.  Each Preferred Member is permitted to participate in any proposed transfer by a Common Member of any Units to any Person, in accordance with the terms set forth in the New Subsidiary LLC Agreement and subject to certain exceptions set forth therein.

Services Agreement between New Capstone and New Subsidiary

In connection with the emergence from the Chapter 11 Cases, on the Effective Date, New Capstone entered into a Services Agreement (the “New Capstone Services Agreement”) by and among New Capstone and New Subsidiary.  The New Capstone Services Agreement provides, among other things, that New Capstone will provide certain services to New Subsidiary, in its capacity as a majority equity holder of New Subsidiary, and in consideration for the services provided by the New Capstone, New Subsidiary will reimburse New Capstone for its reasonable audit, board and executive compensation expenses incurred in connection with being a publicly traded company (the “New Capstone Services Fee”).  The New Capstone Services Fee for New Capstone’s fiscal year 2023 will not exceed $2,500,000, in the aggregate (the “Services Fee Cap”), which amount will be prorated based on the number of days in such fiscal year following execution of the New Capstone Services Agreement.  Effective as of April 1 of each year, beginning with April 1, 2024, the Services Fee Cap will increase for each fiscal year by an amount equal to the greater of (a) 3.5000% and (b) the Consumer Price Index, as set by the U.S. Bureau of Labor Statistics and available on March 31 of each year; provided that such increase effective on April 1, 2024, shall be equal to 1.7500%.

Services Agreement between Reorganized PrivateCo and New Subsidiary

In connection with the emergence from the Chapter 11 Cases, on the Effective Date, New Subsidiary entered into a Services Agreement (the “Reorganized PrivateCo Services Agreement”) by and among Reorganized PrivateCo and New Subsidiary.  The Reorganized PrivateCo Services Agreement provides that, among other things, New Subsidiary will provide certain services to Reorganized PrivateCo, and Reorganized PrivateCo will provide to New Subsidiary’s distributors on a subcontracted basis and, where applicable, to New Subsidiary, certain ongoing services and transition services related to Reorganized PrivateCo’s distributor support services business.  Reorganized PrivateCo will pay to New Subsidiary a service fee (the “Reorganized PrivateCo Services Fee”) of an amount in cash equal to 90% of Reorganized PrivateCo’s Income (as defined in the Reorganized PrivateCo Services Agreement) less itemized expenses incurred and actually paid in cash by Reorganized PrivateCo in direct support of New Subsidiary’s distributors and in Reorganized PrivateCo’s performance of the services (excluding the Reorganized PrivateCo Services Fees).

Trademark License Agreement

In connection with the emergence from the Chapter 11 Cases, on the Effective Date, New Capstone entered into a Trademark License Agreement (the “Trademark License Agreement”) by and between Reorganized PrivateCo, as licensor, and New Capstone, as licensee.  The Trademark License Agreement provides that, among other things, Reorganized PrivateCo grants New Capstone a non-exclusive, royalty-bearing, non-transferable, non-sublicensable (except to New Capstone’s affiliates), worldwide, perpetual (subject to the terms and conditions of the Trademark License Agreement), irrevocable (subject to the terms and conditions of the Trademark License Agreement), limited license, under all of its right, title and interest in and to the Capstone Trademarks (as defined in the Trademark License Agreement) to use the Capstone Trademarks solely in connection with the Business (as defined in the Trademark License Agreement).  In consideration for the license, New Capstone pays to Reorganized PrivateCo an annual royalty of $100,000. Reorganized PrivateCo may not assign the Capstone Trademarks to any third party without New Capstone’s consent, not to be unreasonably withheld, delayed or conditioned (subject to the terms and conditions of the Trademark License Agreement).  If Reorganized PrivateCo does not use any of the Capstone Trademarks for six consecutive months, then the Capstone Trademarks will be assigned to New Capstone for no further consideration.

Registration Rights Agreement

In connection with the emergence from the Chapter 11 Cases, on the Effective Date, New Subsidiary entered into a Registration Rights Agreement by and among Reorganized PrivateCo and New Subsidiary (the “Registration Rights Agreement”).  Pursuant to the Registration Rights Agreement, at any time after the initial public offering or listing on a securities exchange of New Subsidiary’s Common Units, the holders of the majority of the Registrable Securities (as defined in the Registration Rights Agreement) will have certain demand registration and piggyback registration rights.

The foregoing descriptions of the Exit Facility Agreement, the New Subsidiary LLC Agreement, the New Capstone Services Agreement, the Reorganized PrivateCo Services agreement, the Trademark License Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Exit Facility Agreement, the New Subsidiary LLC Agreement, the New Capstone Services Agreement, the Reorganized PrivateCo Services Agreement, the Trademark License Agreement and the Registration Rights Agreement which are attached as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5 hereto, respectively and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Cancellation of Certain Prepetition Obligations

Pursuant to the terms of the Plan, on the Effective Date, the obligations of Old Capstone and the other Debtors under the following agreements were cancelled:

●	Notes issued pursuant to the Amended and Restated Note Purchase Agreement, dated as of October 1, 2020 (as has been amended, restated, modified, supplemented or replaced from time to time prior to the Petition Date, the “Pre-Petition NPA”), by and among Old Capstone, as issuer, New Capstone (f/k/a Capstone Turbine International) and Capstone Financial Services, as guarantors, the Collateral Agent and Purchaser.
●	New Money DIP Notes and Roll Up DIP Notes issued pursuant to the DIP Note Purchase Agreement, dated as of October 2, 2023 (as has been amended, restated, modified, supplemented or replaced from time to time, the “DIP NPA”), by and among Old Capstone, as issuer, New Capstone (f/k/a Capstone Turbine International) and Capstone Financial Services, as guarantors, the Collateral Agent and Purchaser.

Material agreements of Old Capstone, other than the Rights Agreement dated as of May 6, 2019, as amended, by and between Old Capstone and Broadridge Financial Solutions, Inc. as rights agent, which was rejected pursuant to the Plan, have been assumed by New Subsidiary.

Cancellation of Prior Equity Securities

In accordance with the Plan, on the Effective Date, all equity securities in Old Capstone outstanding prior to the Effective Date, including the common stock, par value $0.001 per share of Old Capstone (the “Old Common Stock”), were canceled, released and extinguished, and are of no further force or effect without any need for a holder of Old Common Stock to take further action with respect thereto.

In addition, warrants to purchase up to 3,763,860 shares of Old Capstone at various exercise prices for each series were cancelled, as more fully set forth below:

Warrants	Exercise Price	Outstanding Warrants
September 2019 HCW Series D Common Stock Warrants	$6.12	75,000
February 2019 Goldman Warrants	$2.61	463,067
October 2020 Goldman Warrants	$4.76	291,295
Lake Street Warrants	$2.75	2,934,498
Total Warrants Outstanding		3,763,860

Furthermore, all other existing equity interests of Old Capstone, including options, restricted stock units and preferred stock units, were cancelled.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

On the Effective Date, in connection with the emergence from the Chapter 11 Cases, New Capstone issued 18,540,877 shares of Common Stock (the “New Common Stock”), pro rata to each holder of common stock of Old Capstone.

The issuance of the shares of Common Stock was made in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 1145 of the Bankruptcy Code, as an issuance of shares in exchange for an interest in the debtor represented by the common stock of Old Capstone.  The issuance of the shares of the Common Stock will be automatically made to holders of common stock of Old Capstone pursuant to the procedures of The Depository Trust Company and New Capstone’s transfer agent.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in the Explanatory Note, Item 1.02 above under the subheading “Cancellation of Prior Equity Securities” and Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth in the Explanatory Note and Item 1.02 are incorporated by reference in this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

On the Effective Date, Robert C. Flexon, Yon Jorden, Robert F. Powelson, Ping Fu and Denise Wilson, current members of Old Capstone’s board of directors, continued serving as members of the board of directors of New Capstone (the “Board”).  Ms. Wilson was named as Lead Independent Director.

Robert C. Flexon

Mr. Flexon, age 65, has been a director of Old Capstone since April 2018, and served as Chair since January 2021, as Executive Chairman since August 9, 2023 and as Interim President and Chief Executive Officer since August 22, 2023. Mr. Flexon has served as a director of PG&E Corporation (NYSE: PCG) since June 2020 and is currently the chair of the board.  He has also served as a director for Charah Solutions, Inc. (NYSE: CHRA) from June 2018 to July 2023 and of the Electric Reliability Council of Texas (ERCOT) since 2021. Mr. Flexon was President and Chief Executive Officer and a director of Dynegy Inc. (NYSE: DYN), a power-generating company that owns and operates a number of natural gas-fueled and coal-fueled power stations in the U.S, from July 2011 to April 2018. Prior to joining Dynegy, Mr. Flexon served as the Chief Financial Officer of UGI Corporation (NYSE: UGI), a distributor and marketer of energy products and related services from February 2011 to July 2011. Mr. Flexon was the Chief Executive Officer of Foster Wheeler AG (NASDAQ: FWLT) from June to October 2010 and the President and Chief Executive Officer of Foster Wheeler USA from November 2009 to May 2010. Prior to joining Foster Wheeler, Mr. Flexon was Executive Vice President and Chief Financial Officer of NRG Energy, Inc. (NYSE: NRG) from February to November 2009. Mr. Flexon previously served as Executive Vice President and Chief Operating Officer of NRG Energy from March 2008 to February 2009 and as its Executive Vice President and Chief Financial Officer from 2004 to 2008.  Prior to joining NRG Energy, Mr. Flexon held executive positions with Hercules, Inc. and various key positions, including General Auditor, with Atlantic Richfield Company.  In addition, Mr. Flexon was a CPA with the former Coopers & Lybrand from 1980 to 1987.  Mr. Flexon served on the public board of directors of Foster Wheeler from 2006 until 2009 and from May to October 2010, of Westmoreland Coal Company from 2017 to 2019 and of TransAlta Corp. from 2019 to 2020.  He served on the Board of Directors for Genesys Works-Houston, an organization that transforms the lives of disadvantaged high school students through meaningful work experience, from 2016 to 2021.  He also served on the board of directors of Baker Ripley, a Texas non-profit organization that connects low-income people to opportunities, from 2014 to 2016.  Mr. Flexon holds a Bachelor of Science degree in Accounting from Villanova University.  He became a Certified Public Accountant (inactive) in the State of Pennsylvania.

Ping Fu

Ms. Fu, age 65, has been a director of Old Capstone since August 2021. She currently serves on the board of directors of Live Nation Entertainment (NYSE: LYV), the world’s largest live entertainment company, as well as the boards of Long Now Foundation and Burning Man Project.

In 1996, Ms. Fu co-founded Geomagic, a leader in 3D imaging and 3D printing technologies that has fundamentally changed the way products are designed and manufactured around the world, and she served as its CEO until 2013. Following the acquisition by 3D Systems (NYSE: DDD) of Geomagic in 2013, Ms. Fu served as Chief Strategy Officer and Chief Entrepreneur Officer at 3D Systems until 2016. She was also part of the team that created the NCSA Mosaic software and HTTP server software which were key in the early development of the Internet.

Ms. Fu has received numerous awards for her leadership, including the Outstanding American by Choice award from the U.S. Citizenship and Immigration Services, the Ernst & Young Entrepreneur of the Year award and Inc. Magazine’s Entrepreneur of the Year award.  Ms. Fu’s book, Bend Not Break: A Life in Two Worlds, was on the New York Times bestseller list.

Yon Y. Jorden

Ms. Jorden, age 68, has been a director of Old Capstone since April 2017. Ms. Jorden has also served as director and audit committee member of Cohu, Inc. (NASDAQ: COHU) since May 2021, which is a global leader in back-end semiconductor equipment and services, delivering leading-edge solutions for the manufacturing of semiconductors.  She has also served as director and audit committee member of Alignment Healthcare, Inc. (NASDAQ: ALHC), which is a tech-enabled Medicare Advantage plan company, since January 2022. Additionally, she serves as a director and finance committee member of Methodist Health System, a not-for-profit Texas-based hospital system since 2008. Prior to her current roles, Ms. Jorden served as director, chairperson of the compensation committee, a member of the audit committee and a member of the governance and nominating committee, the latter of which she previously served on as chairperson, for Maxwell Technologies (NASDAQ: MXWL), a leader in development and manufacturing of energy storage and power delivery solutions from 2008 to 2017.  In addition, she also served as director and chairperson of the audit committee of Magnatek, Inc. (NASDAQ: MAG), a manufacturer of digital power control systems, U.S. Oncology, a privately-held oncology services company, and BioScrip, (NASDAQ: BIOS), a national provider of infusion and home care management solutions.  During her business career, Ms. Jorden has served as chief financial officer of four publicly traded companies, including as Executive Vice President and Chief Financial Officer of AdvancePCS (NASDAQ: ADVP), a pharmacy benefits management company, from 2002 to 2004.  Previously she was chief financial officer of Informix, a NASDAQ-listed technology company, Oxford Health Plans, a NASDAQ-listed provider of managed health care services, and WellPoint, Inc., a NYSE-listed managed care company.  Ms. Jorden received her Bachelor of Science degree in Accounting from the California State University, Los Angeles.  Earlier in her career, she was a senior auditor with Arthur Andersen & Co., where she became a Certified Public Accountant (inactive) in the State of California.

Robert F. Powelson

Mr. Powelson, age 54, has been a director of Old Capstone since June 2019. Mr. Powelson has served as the President and Chief Executive Officer of the National Association of Water Companies (“NAWC”) since June 2018. Prior to joining NAWC, Mr. Powelson was nominated to the Federal Energy Regulatory Commissioner (“FERC”) by President Donald J. Trump in May 2017, confirmed by the U.S. Senate in August 2017, and served as a member of FERC until August 2018. Prior to his appointment to FERC, Mr. Powelson served on the Pennsylvania Public Utility Commission (“PUC”) from June 2008 to August 2017, and served as the PUC’s chairman from February 2011 to May 2015. Mr. Powelson also served on Pennsylvania’s Marcellus Shale Advisory Commission from March 2011 to July 2011. Prior to joining the PUC, Mr. Powelson served as president of the Chester County Chamber of Business & Industry from February 1994 to July 2008. Powelson served as Chairman of the NARUC Water Committee and was past President of the National Association of Regulatory Utility Commissioners. (“NARUC”). He has served on the board of directors of the Electric Power Research Institute and Drexel University. Mr. Powelson holds a Masters of Governmental Administration from the University of Pennsylvania and a Bachelor of Arts from St. Joseph’s University.

Denise Wilson

Ms. Wilson, age 64, has been a director of Old Capstone since November 2019 and as Lead Independent Director Since August 10, 2023. Ms. Wilson served as Executive Vice President and President, Alternative Energy Businesses for NRG Energy, Inc. (NYSE: NRG), an independent power company with generation, energy retail business and cleantech ventures, from July 2011 through January 2016. Ms. Wilson served as Executive Vice President and Chief Administrative Officer of NRG from September 2008 through July 2011. Prior to September 2008, Ms. Wilson served as Executive Vice

President, Human Resources for Nash-Finch Company, a national food distributor, and other various senior roles at NRG from 2000 through 2007.  Prior to joining NRG, Ms. Wilson held various key positions as Vice President Human Resources with Metris Companies Inc. and Director, Human Resources with General Electric ITS.  Ms. Wilson holds a Masters in Industrial Relations from the University of Minnesota.

Board members will serve until the 2024 annual meeting of stockholders of New Capstone and until their successors have been duly elected and qualified (subject to earlier death, resignation, retirement, disqualification or removal).

The Board has (i) an Audit Committee, comprised of Ms. Jorden, as Chair and Ms. Fu, as committee member, (ii) a Compensation and Human Capital Committee (the “Compensation Committee”), comprised of Ms. Wilson, as Chair and Mr. Powelson and Ms. Jorden, as committee members and (iii) a Governance and Sustainability Committee, comprised of Mr. Powelson, as Chair, and Ms. Fu and Ms. Wilson, as committee members.  The Board has determined that each of Ms. Wilson, Ms. Jorden, Ms. Fu and Mr. Powelson are “independent” under Nasdaq listing rules, that each of Ms. Wilson, Mr. Powelson and Ms. Jorden are “independent” in accordance with the additional independence tests applicable to compensation committee members, that each of Ms. Jorden and Ms. Fu are “financially literate” and that Ms. Jorden qualifies as an “audit committee financial expert” in accordance with Commission rules.

Each non-executive director will receive an annual base retainer of $75,000, payable in cash on a quarterly basis.  The Audit Committee chair will receive an additional annual retainer of $17,000 and each other Audit Committee member will receive an additional annual retainer of $8,000. The Compensation and Human Capital Committee chair will receive an annual retainer of $15,000 and each other Compensation and Human Capital Committee chair will receive an additional annual retainer of $6,000. The Governance and Sustainability Committee chair will receive an additional annual retainer of $10,000 and each other Governance and Sustainability Committee Chair will receive an additional annual retainer of $6,000. Non-executive directors will also receive an annual grant of $10,000 of restricted stock units, commencing with the 2024 annual meeting of stockholders.

Each director also holds 60,795 shares of Non-Voting Common Stock, which were issued prior to the Effective Date.

Appointment of Officers

In connection with the emergence from the Chapter 11 Cases, on the Effective Date, the Board appointed Mr. Flexon to serve as Interim President and Chief Executive Officer of New Capstone, John Juric, to serve as Chief Financial Officer (principal financial officer) Treasurer and Secretary of New Capstone, and Celia Fanning to serve as Chief Accounting Officer and Controller (principal accounting officer) of New Capstone.

Mr. Juric, age 62, spent nearly two years providing management and financial consulting services to C-suite executives in multiple industries.  Previously, Mr. Juric served as Vice President of Finance and Chief Financial Officer of USALCO, LLC, a chemical manufacturing and distribution company, for six years, and as President Americas & Asia Industrial Division and Americas Region Chief Financial Officer of Fiberweb, PLC., a global nonwoven products manufacturer and distributor, for nearly five years.  Additionally, Mr. Juric’s career includes multiple leadership, finance, and accounting roles with publicly traded and privately held organizations.  He also previously served as the Director of Finance at Hercules, Inc., a global specialty chemical manufacturing company.  Mr. Juric is a Certified Public Accountant, and holds an MBA and Bachelor of Science in Accounting from West Chester University.

Prior to joining Old Capstone, Ms. Fanning, age 55, served as the Vice President Finance and Accounting at Groundwork Coffee Holdings, LLC from April 2018 to February 2022.  From September 2015 to October 2017, Ms. Fanning served as the Vice President Finance at Spencer N. Enterprises, Inc. From February 2011 to September 2015, Ms. Fanning served as the Vice President Finance and Controller for Sentry Control Systems, LLC.  From February 2000 to February 2010, Ms. Fanning was employed by JAKKS Pacific, Inc. (NASDAQ: JAKK) as Senior Vice President, Finance and Corporate Controller.  Ms. Fanning received a Master of Business Administration, emphasis in Marketing and Finance, from the University of Southern California, Marshall School of Business, a Bachelor of Science in Accounting from the Loyola Marymount University and is a Certified Public Accountant (inactive) licensed in California.

In connection with Mr. Flexon’s appointment as Interim President and Chief Executive Officer, the Board approved a new compensation arrangement for Mr. Flexon consisting of an annual base salary of $600,000, which base salary will be pro-rated based on his total tenure as Interim President and Chief Executive Officer.  In connection with Mr. Juric’s appointment as Chief Financial Officer, the Board approved an annual base salary of $375,000.  In connection with Ms.

Fanning’s appointment as Chief Accounting Officer, the Board approved an annual base salary of $200,000.  Mr. Juric and Ms. Fanning hold 114,560 and 20,366 shares of Non-Voting Common Stock, respectively, which were issued prior to the Effective Date.

The Board has also establish an executive bonus program with respect to the remainder of New Capstone’s fiscal year ended March 31, 2024, pursuant to which New Capstone’s executive officers will be eligible to earn annual and long-term incentive bonuses.  Mr. Juric is eligible for an annual incentive plan bonus of 60% of his base salary and Ms. Fanning is eligible for an annual incentive plan bonus of 20% of her base salary.

There are no arrangements or understandings between any of Mr. Flexon, Mr. Juric or Ms. Fanning and any other person pursuant to which such person was selected as Interim President and Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer, respectively and no family relationships between any of Mr. Flexon, Mr. Juric or Ms. Fanning and any other executive officer or director of New Capstone, and no related party transactions within the meaning of Item 404(a) of Regulation S-K between any of Mr. Flexon, Mr. Juric or Ms. Fanning and New Capstone.

Indemnification Agreements

In connection with the emergence from the Chapter 11 Cases, on the Effective Date, the Board approved a form of indemnity agreement (the “Indemnity Agreement”) to be entered into by members of the Board and certain of New Capstone’s executive officers.  The Indemnity Agreement provides for, among other things, the indemnification by the Company of its directors and executive officers to the fullest extent permitted by applicable laws and the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by indemnitees in various legal proceedings in which they may be involved by reason of their service as directors or executive officers, as applicable, as permitted by Delaware law, the Charter (as defined below), and the Bylaws (as defined below).  Each of New Capstone’s executive officers and directors has entered or will enter into an Indemnity Agreement.

The foregoing description of the Indemnity Agreement is qualified in its entirety by reference to the Indemnity Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Severance Pay Plan

In connection with the emergence from the Chapter 11 Cases, on the Effective Date, New Capstone adopted the Capstone Green Energy Holdings, Inc. Severance Pay Plan (the “Severance Plan”).  The Severance Plan provides that in the event that an executive officer’s employment is terminated by New Capstone without Cause (as defined in the Severance Plan), subject to the execution and non-revocation of a separation agreement containing a general release of claims: (i) the executive officer (other than the chief financial officer and the chief executive officer) will be entitled to receive 26 weeks of severance pay and reimbursement of COBRA premiums for a period of 6 months; (ii) the chief financial officer will be entitled to receive 52 weeks of severance pay and reimbursement of COBRA premiums for a period of 12 months; and (iii) the chief executive officer will be entitled to receive 18 months of severance pay and reimbursement of COBRA premiums for a period of 18 months. Each week of severance pay is equivalent to the weekly compensation regularly paid to the executive officer at the time his/her employment terminates, excluding any overtime pay, bonuses and imputed income.

The foregoing description of the material terms of the Severance Plan is not complete and is qualified in its entirety by reference to the full text of the Severance Plan attached hereto as Exhibit 10.8.

Change in Control Agreement

In connection with the emergence from the Chapter 11 Cases, on the Effective Date, New Capstone entered into a Change in Control Agreement with each of Mr. Juric and Ms. Fanning (the “Change in Control Agreements”).  The Change in Control Agreements provide for certain payments and benefits following a termination of such officer’s employment either (i) by New Capstone without Cause (as defined in the Change in Control Agreements), other than due to such officer’s death, such officer being Disabled (as defined in the Change in Control Agreements), or such officer becoming an employee of any direct or indirect successor to the business or assets of New Capstone, rather than continuing as an employee of New Capstone, or (ii) by such officer for Good Reason (as defined in the Change in Control Agreements), in either case within 6 months prior to or 24 months following a Change in Control (as defined in the Change in Control Agreements and such a termination, a “Qualifying Termination”).  In the event of a Qualifying Termination, subject to such officer’s execution and non-revocation of a separation agreement containing a general release of claims and a non-disparagement covenant (the “Separation Agreement”), compliance with such officer’s obligations under the Separation Agreement and compliance with any other continuing obligations to New Capstone or its successor, such officer will be eligible to receive: (a) a severance payment equal to 1.0 times the sum of such officer’s (i) annual base salary for the calendar year in which the Qualifying Termination occurs (or annual base salary in effect immediately prior to the Change in Control, if higher) and (ii) target annual incentive compensation for the calendar year in which the Qualifying Termination occurs, but pro-rated for the portion of such calendar year that falls prior to the Qualifying Termination; (b) a monthly cash payment in an amount equal to the monthly employer contribution that New Capstone would have made to provide health insurance to such officer if he or she had remained employed by New Capstone, for up to 18 months; and (c) acceleration of any unvested equity awards outstanding on the date of the Qualifying Termination, assuming achievement of performance criteria at target and without reduction for any shortened performance period in the case of performance-based equity awards.  Payments under the Change in Control Agreements are in lieu of payments under the Severance Plan.

The foregoing description of the material terms of the Change in Control Agreements are not complete and is qualified in their entirety by reference to the full text of the form of Change in Control Agreement attached hereto as Exhibit 10.9.

Incentive Plan

In connection with the emergence from the Chapter 11 Cases, on November 30, 2023, the Capstone Green Energy Holdings, Inc. 2023 Equity Incentive Plan (the “Incentive Plan”) was approved and adopted by the Board.  The Incentive Plan is intended to, among other things, (i) attract and retain the types of employees, consultants and directors who will contribute to New Capstone’s long-term success, (ii) provide incentives that align the interests of employees, consultants and directors with those of the stockholders of New Capstone, and (iii) promote the success of New Capstone’s business.

The Incentive Plan will be administered by the Compensation and Human Capital Committee or the Board.  No more than 3,000,000 shares of Common Stock will be available for the grant of awards under the Incentive Plan (the “Total Share Reserve”).  New Capstone intends to issue equity awards to incentivize employees whose unvested equity awards were terminated in accordance with the Plan.

The aggregate value of awards granted during a single fiscal year to any non-employee director, together with any cash fees paid or to be paid to such non-employee director during the fiscal year and the value of awards granted to such non-employee director under any other equity compensation plan of New Capstone during the fiscal year, will not exceed a total value of $300,000.

The Board at any time, and from time to time, may amend or terminate the Incentive Plan.  However, (i) in some situations, no amendment shall be effective unless approved by the stockholders of New Capstone to the extent stockholder approval is necessary to satisfy any applicable laws, and (ii) rights under any award granted before an amendment shall not be impaired by any amendment without the grantee’s written consent.

The foregoing description of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan, which is filed as Exhibits 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Plan, New Capstone adopted and filed with the State of Delaware a Second Amended and Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”), each of which became effective on December 7, 2023.

Authorized Capital

The Charter authorizes New Capstone to issue One Hundred Million (100,000,000) shares of Common Stock, Six Hundred Thousand (600,000) shares of non-voting common stock, par value $0.001 per share (the “Non-Voting Common Stock”) and One Million (1,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).

Common Stock

Voting Rights

Subject to any voting rights granted to Preferred Stock that may be outstanding from time to time, each share of the Common Stock is entitled to one vote per share on each matter submitted to a vote of New Capstone’s stockholders.  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote, and present in person or represented by proxy, will constitute a quorum for the transaction of business at all meetings of the stockholders.  The holders of a plurality of the shares of Common Stock entitled to vote and present in person or represented by proxy at any meeting at which a quorum is present called for the purpose of electing directors will be entitled to elect the directors of New Capstone.  The Charter and Bylaws do not provide for cumulative voting.

Dividend Rights

Subject to the preferences applicable to any Preferred Stock outstanding at any time, if any, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock when, as and if declared thereon by the Board from time to time out of any assets or funds of New Capstone legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Preemptive Rights

No holder of Common Stock has any preemptive right to subscribe for any shares of New Capstone’s capital stock issuable in the future.

Liquidation Rights

Subject to applicable law and the rights, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of New Capstone, after payment or provision for payment of the debts and other liabilities of New Capstone and subject to the rights, if any, of the holders of Preferred Stock having a preference over or the right to participate with the Common Stock as to distributions upon liquidation, dissolution or winding up, the holders of all outstanding shares of Common Stock shall be entitled to receive the remaining assets of New Capstone available for distribution ratably in proportion to the number of shares held by each such stockholder.

Non-Voting Common Stock

The Charter provides that the Non-Voting Common Stock does not have any voting rights on any matter on which stockholders of New Capstone are entitled to vote.  However, the Non-Voting Common Stock has the right to vote, separately or together with the Common Stock, on any amendments to the Charter (including with respect to any changes to (i) the authorized number of shares of Common Stock or Non-Voting Common Stock or (ii) any preferences, rights or powers of the Non-Voting Common Stock).  The number of authorized shares of Non-Voting Common Stock or Common Stock may be increased or decreased (but not below the number of such shares of Non-Voting Common Stock or Common Stock then outstanding, as applicable) by the affirmative vote of the holders of a majority of the Common Stock.  All Common Stock and all Non-Voting Common Stock have the same rights and powers, rank equally (including upon any liquidation, dissolution or winding up of the company), share ratably in any dividends and distributions, and are identical in all respects as to all other matters, other than as to voting rights.

The Non-Voting Common Stock is subject to a 12-month lock-up period following the Effective Date (the “Lock-up Period”), during which holders of Non-Voting Common Stock may not transfer any shares of Non-Voting Common Stock, subject to certain exceptions.  After the expiration of the Lock-Up Period, upon any sale, assignment or other transfer of any shares of the Non-Voting Common Stock by a holder thereof to any person or entity that is not part of such holder’s Family Group (as defined in the Charter), such shares of Non-Voting Common Stock shall automatically, upon such transfer, without further action by the transferor or transferee thereof, convert into shares of Common Stock of New Capstone on a one-to one-basis.

Preferred Stock

The Charter provides that the Board may, by resolution, establish one or more classes or series of Preferred Stock having the number of shares and voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof as may be fixed by them without further stockholder approval.  The holders of any such Preferred Stock may be entitled to preferences over holders of Common Stock with respect to dividends, or upon a liquidation, dissolution, or New

Capstone’s winding up, in such amounts as are established by the resolutions of the Board approving the issuance of such shares.

Anti-Takeover Provisions

Authorized but Unissued Capital Stock

The Board may increase or decrease the authorized number of shares within each established series of Preferred Stock pursuant to the General Corporation Law of the State of Delaware; provided, however, that the Board may not decrease the number of shares within a series to less than the number of shares within such series that are then issued, and that the terms of a particular series of Preferred Stock may grant voting rights to the holders thereof regarding these matters.

Special Stockholder Meetings

The Charter provides that, except as otherwise required by applicable law, special meetings of the stockholders may only be called by the Chairperson of the board of directors or the Chief Executive Officer of New Capstone, and our stockholders may not call special stockholder meetings.

Stockholder Action by Written Consent

The Charter provides that stockholder action must take place at the annual or a special meeting of New Capstone stockholders, and no action may be taken by stockholders by written consent.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Bylaws also include advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors.  Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice.

Indemnification of Directors, Officers and Employees

The Charter and Bylaws requires New Capstone to indemnify any director, officer, employee or agent of New Capstone who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding, by reason of the fact that he or she is or was a director, officer, employee or agent of New Capstone or is or was serving at the request of New Capstone as a director, officer, employee or agent of, or in any other capacity for, another corporation, partnership, joint venture, limited liability company, trust, or other enterprise, to the fullest extent permitted under Delaware law, against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding.

New Capstone is authorized under its Bylaws to purchase and maintain insurance to protect New Capstone and any current or former director, officer, employee or agent of New Capstone or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not New Capstone would have the power to indemnify such person against such expense, liability or loss under Delaware law. New Capstone has purchased and maintains such insurance.

Exclusive Forum

The Charter provides that, unless New Capstone consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of New Capstone, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the New Capstone or New Capstone’s stockholders, (iii) any action asserting a claim against New Capstone, its directors, officers or employees arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the Bylaws, (iv) any action asserting a claim against New Capstone, its directors, officers or employees governed by the internal affairs doctrine or (v) any action to interpret, apply, enforce or determine the validity of the Charter, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.  The Charter further provides that, unless New Capstone consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of New Capstone shall be deemed to have notice of and consented to the exclusive forum provisions of the Charter.  The exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

The foregoing descriptions of the Charter and Bylaws are qualified in their entirety by reference to the Charter and Bylaws, which are filed as Exhibits 3.1, and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On December 7, 2023, New Capstone issued a press release announcing its emergence from bankruptcy.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such a filing.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statement regarding the anticipated benefits of the restructuring and the other statements regarding New Capstone’s expectations, beliefs, plans, intentions, and strategies.  New Capstone has tried to identify these forward-looking statements by using words such as “expect,” “anticipate,” “believe,” “could,” “should,” “estimate,” “intend,” “may,” “will,” “plan,” “goal” and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements.  Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: New Capstone’s ability to realize the anticipated benefits of the financial restructuring; New Capstone’s ability to comply with the restrictions imposed by covenants contained in the Exit Note Purchase Agreement and in the New Subsidiary LLC Agreement;  employee attrition and New Capstone’s ability to retain senior management and other key personnel following the restructuring; New Capstone’s ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil and natural gas industry and other general business, industry and economic conditions; the impact of litigation and regulatory proceedings; risks related to the restatement previously announced (including discovery of additional information relevant to the financial statements subject to restatement; changes in the effects of the restatement on Old Capstone’s financial statements or financial results and further delay in the filing of 10-K’s and 10-Q’s due to New Capstone’s efforts to complete the restatement; the time, costs and expenses associated with the restatement; inquiries from the SEC; the potential material adverse effect on the price of New Capstone’s common stock and stockholder lawsuits).  For a detailed discussion of factors that could affect New Capstone’s future operating results, please see Old Capstone’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” in those filings.  Except as expressly required by the federal securities laws, New Capstone undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of Capstone Green Energy Holdings, Inc.
3.2	Amended and Restated Bylaws of Capstone Green Energy Holdings, Inc.
4.1

Exit Note Purchase Agreement, dated December 7, 2023, by and among Capstone Green Energy LLC, Capstone Green Energy Holdings, Inc., Capstone Financial Services, Broad Street Credit Holdings LLC, as Purchaser, and Goldman Sachs Specialty Lending Group, L.P., as Collateral Agent.

10.1	Amended and Restated Limited Liability Company Agreement, dated December 7, 2023, of Capstone Green Energy LLC.
10.2	New Capstone Services Agreement, dated December 7, 2023, by and among Capstone Green Energy Holdings, Inc. and Capstone Green Energy LLC.
10.3	Reorganized PrivateCo Services Agreement, dated December 7, 2023, by and among Capstone Distributor Support Services Corporation and Capstone Green Energy LLC.
10.4	Trademark License Agreement, dated December 7, 2023, by and among Capstone Distributor Support Services Corporation and Capstone Green Energy Holdings, Inc.
10.5	Registration Rights Agreement, dated December 7, 2023, by and among Capstone Green Energy LLC and Capstone Distributor Support Services Corporation.
10.6	Form of Indemnity Agreement.
10.7	Severance Pay Plan of Capstone Green Energy Holdings, Inc.
10.8	Change in Control Agreement
10.9	2023 Equity Incentive Plan of Capstone Green Energy Holdings, Inc.
99.1	Press Release, dated December 7, 2023.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE GREEN ENERGY HOLDINGS, INC.

Date: December 11, 2023	By:	/s/ Robert C. Flexon
Name: Robert C. Flexon
Title: Interim President and Chief Executive Officer